                                SECOND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                            SEATTLE FILMWORKS, INC.


     Except for the amendments to the Amended and Restated Articles of Incorporation made pursuant to the Certificate of Information attached hereto as

Exhibit A, these Second Restated Articles of Incorporation correctly set forth
- ---------
without change the corresponding provisions of the Amended and Restated Articles of Incorporation as theretofore amended and, together with the said amendments which have been incorporated herein, supersede the original Amended and Restated Articles of Incorporation and all amendments thereto.

                                   ARTICLE I
                                   ---------

     The name of this corporation is SEATTLE FILMWORKS, INC.

                                   ARTICLE II
                                   ----------

     This corporation has perpetual existence.

                                  ARTICLE III
                                  -----------

     The purpose or purposes for which this corporation is organized are:

          (1) To advertise and market various products and services, to distribute film, to provide various film developing and processing services and to develop and market various test preparation materials.

          (2) To engage in any other lawful business or activity whatsoever which may hereafter from time to time be authorized by the Board of Directors.

                                   ARTICLE IV
                                   ----------

          (1) Authorized Capital.  The total number of shares which the
              ------------------
corporation is authorized to issue is sixty-nine million five hundred thousand (69,500,000) consisting of sixty-seven million five hundred thousand (67,500,000) shares of common stock, par value $.01, and two million (2,000,000) shares of preferred stock, par value $.01. Shares shall be issued at such prices as shall be determined by the Board of Directors. The common stock is subject to the rights and preferences of the preferred stock as hereinafter set forth.


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

          (2) Issuance of Preferred Stock in Series.  The preferred stock may be
              -------------------------------------
issued from time to time in one or more series in any manner permitted by law and the provisions of these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the rights and preferences of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

          (3) Dividends.  The holders of shares of the preferred stock shall be
              ---------
entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of preferred stock.
If such dividends on the preferred stock shall be cumulative, and if dividends shall not have been paid, then the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the common stock shall be paid or declared and set apart for payment. The holders of the preferred stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of preferred stock.

          (4) Redemption.  The preferred stock may be redeemable in such
              ----------
amounts, and at such time or times as may be provided by the Board of Directors in designating a particular series of preferred stock. In any event, such preferred stock may be repurchased by the corporation to the extent legally permissible.

          (5) Liquidation.  In the event of any liquidation, dissolution or
              -----------
winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the common stock, the holders of the preferred stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of preferred stock plus dividends accrued thereon to the date of such payment. The holders of the preferred stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of preferred stock.

          (6) Conversion.  Shares of preferred stock may be convertible to
              ----------
shares of common stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of preferred stock.

          (7) Voting Rights.  Holders of preferred stock shall have such voting
              -------------
rights as may be provided by the Board of Directors in designating a particular series of preferred stock.

                                   ARTICLE V
                                   ---------

     Shareholders of this corporation have no preemptive rights to acquire additional shares issued by the corporation.

                                   ARTICLE VI
                                   ----------

     The first directors of the corporation are two in number and their names and addresses are:

                      Name                            Address
                      ----                            -------

                Gilbert D. Scherer                    509 13th East
                                                      Seattle, WA 98102

                Michael J. Gross                      5220 Roosevelt Way N.E.
                                                      Seattle, WA 98105


     The first directors shall serve until the first annual meeting of shareholders and until their successors are elected and qualified.

                                  ARTICLE VII
                                  -----------

     The names and addresses of the incorporators are:

                      Name                            Address
                      ----                            -------

                 Gilbert D. Scherer                   509 13th East
                                                      Seattle, WA 98102

                 Michael J. Gross                     5220 Roosevelt Way N.E.
                                                      Seattle, WA 98105


                                  ARTICLE VIII
                                  ------------

     At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares of stock held by him for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.


                                 ARTICLE IX
                                 ----------

          (1) No contracts or other transactions between the corporation and any other corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and

          (2) Any director individually, or any firm of which any director may he a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

                                   ARTICLE X
                                   ---------

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

                                   ARTICLE XI
                                   ----------

          (1) Prevention of Greenmail.  Any purchase by the corporation of
              -----------------------
voting shares from an interested shareholder (as hereinafter defined), other than pursuant to an offer to the holders of all of the outstanding shares of the same class of voting shares as those so purchased, at a per share price in excess of its fair market value (as hereinafter defined) at the time of such purchase of the shares so purchased, shall require the affirmative vote of the holders of at least a majority of the shares entitled to be counted under this
Article XI, or if any class of shares is entitled under these Restated Articles of Incorporation or under law to vote thereon as a class, then by the affirmative vote of at least a majority of the shares of each class entitled to be counted under this Article XI and of the total shares entitled to be counted under this Article XI. All outstanding shares entitled to vote under these Restated Articles of Incorporation or under law shall be entitled to be counted under this Article XI except shares owned by or voted under the control of an interested shareholder may not be counted to determine whether shareholders have approved such purchase for purposes of this Article XI. The vote of the shares owned by or under the control of an interested shareholder, however, shall be counted in determining whether a quorum exists.

      (2) Definitions.  For the purpose of this Article:
                            -----------

          (a) A "person" means any individual, firm, corporation or other entity.

          (b) An "interested shareholder" means any person (other than the corporation or any subsidiary) or group of affiliated persons who beneficially own twenty percent (20%) or more of the outstanding voting shares of the corporation, excluding any person who, in good faith and not for the purpose of circumventing this Article XI, is an agent, bank, broker, nominee or trustee for another person, if such person is not an interested shareholder.

          (c) A "subsidiary" means any corporation of which a majority of each class of equity security is owned directly or indirectly by the corporation.

          (d) An "affiliated person" means any person who either her acts jointly or in concert with, or directly or indirectly controls, is controlled by, or is under common control with another person.

          (e) "beneficially own" has the meaning ascribed to such term in Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1986.

          (f) "fair market value" means the closing sale price on the trading day immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not quoted on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the last sale price or closing bid quotation, whichever is available, with respect to a share of such stock on the trading day immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith.

                                  ARTICLE XII
                                  -----------

          Pursuant to RCW 23B.17.020(3)(d), the Company expressly elects not to be covered by the provisions of RCW 23B.17.020.

                                  ARTICLE XIII
                                  ------------

                        LIMITATION OF DIRECTOR LIABILITY
                        --------------------------------

          No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his or her conduct as a director on or after the date this Article become effective, except for: (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of certain distributions or loans in violation of RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by shareholders of this Article, the Washington Business Corporation Act, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


          DATED as of this 5th day of March, 1996.


                                        SEATTLE FILMWORKS, INC.



                                        By /s/ Gary R. Christophersen
                                               Gary R. Christophersen
                                               President

                                   Exhibit A
                                   ---------

                           CERTIFICATE OF INFORMATION
                                       TO
                   SECOND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            SEATTLE FILMWORKS, INC.



          This Certificate of Information accompanies and is submitted in connection with the filing of Second Restated Articles of Incorporation of Seattle FilmWorks, Inc., a Washington corporation, pursuant to RCW 23B.10.070(4).

          1.  The name of the corporation is Seattle FilmWorks, Inc.

          2. The amendments to the Amended and Restated Articles of Incorporation of the corporation are as follows:

              (1) Delete Article IV in its entirety.

              (2) Amend Article XIII to reflect current statute cites by replacing reference to RCW 23A.08.425(3)(d) and RCW 23A.08.425 with RCW 23B.17.020(3)(d) and RCW 23B.17.020, respectively.

              (3) Amend Article XIV to reflect the current statute cite by replacing reference to RCW 23A.08.450 with RCW 23B.08.310.

              (4) Renumber Articles V through XIV as Articles IV through XIII, respectively, and amend the reference to Article XII in Article XII prior to renumbering to Article XI in Article XI after renumbering.

          3. The amendments and the Second Restated Articles of Incorporation were duly adopted by the Board of Directors by unanimous consent on March 5, 1996, pursuant to the provisions or RCW 23B.10.020.

          DATED as of this 5th day of March, 1996.


                                 SEATTLE FILMWORKS, INC.



                                 By /s/ Gary R. Christophersen
                                      Gary R. Christophersen
                                      President